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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report, dated February 20, 1998, except for Notes 8 and 14, as to which the date is March 27, 1998, on page F-1 of this Form 8-K/A which is incorporated by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-62721 and 33-70526) and in the Registration Statement on Form S-8 (No. 33-88410).


                                                        RACHLIN COHEN & HOLTZ


  Miami, Florida
  June 11, 1998


                                       F-22